Exhibit 21

VOLT INFORMATION SCIENCES, INC.

LIST OF SUBSIDIARIES

No.	Name (1)	Jurisdiction of Incorporation
1	14011 So. Normandie Ave. Realty Corp.	Nevada
2	500 South Douglas Realty Corp.	Delaware
3	Arctern Consulting Private Limited (2)	India
4	Arctern, Inc.	Virginia
5	Big Rock Solutions, Inc.	Nevada
6	Century Reprographics	California
7	Choice Workforce Solutions, LLC (3)	Delaware
8	Continuum, A Volt Information Sciences Company, Inc.	Delaware
9	DataComp Corporation	Pennsylvania
10	DataServ, Incorporated	Pennsylvania
11	Directories Corporation of America	Delaware
12	DN Volt of Georgia, Inc.	Georgia
13	DN Volt, Inc.	Delaware
14	Fidelity National Credit Services Ltd.	California
15	Volt Europe Limited	United Kingdom
16	Information Management Associates, Inc.	Delaware
17	Lakyfor, S.A.	Uruguay
18	LSSi Data Corp.	Delaware
19	LSSi Europe Limited	United Kingdom
20	Maintech Europe Limited	United Kingdom
21	Maintech, Incorporated	Delaware
21	Momentum, A Volt Information Sciences Company, Inc.	Delaware
23	Nuco I, Ltd.	Nevada
24	Nuco II, Ltd.	Delaware
25	Nuco III Holdings, Ltd.	Delaware
26	P/S Partner Solutions, Ltd.	Delaware
27	ProcureStaff Technologies, Ltd.	Delaware
28	Volt Consulting MSP Canada Ltd.	Canada
29	ProcureStaff India Private Limited	India
30	Volt Australia Pty. Limited	Australia
31	Shaw & Shaw, Inc.	Delaware
32	Sierra Technology Corporation	California
33	Tainol, S.A.	Uruguay
34	The Community Phone Book, Inc.	Delaware
35	VIS Executive Search, Inc.	California
36	VIS, Inc.	Delaware
37	VMC Consulting Corporation	Delaware
38	VMC Consulting Europe Limited	United Kingdom
39	VMC Consulting Germany GmbH	Germany
40	VMC Services India Private Limited	India
41	Volt Asia Enterprises (Malaysia) Sdn. Bhd. (4)	Malaysia
42	Volt Asia Enterprises (Taiwan) Co. Ltd.	Taiwan
43	Volt Asia Enterprises, Ltd.	Delaware
44	Volt ATRD Corp.	Delaware
45	Volt Australia, Ltd.	Delaware
46	Volt Autologic S.A.	Uruguay
47	Volt Canada Inc.	Canada
48	Volt Consulting Group, Ltd.	Delaware
49	Volt Delta Asia, Inc	Delaware

No.	Name (1)	Jurisdiction of Incorporation
50	Volt Delta Canada Holdings, LLC.	Nevada
51	Volt Delta Company	Canada
52	Volt Delta GmbH	Germany
53	Volt Delta International B.V.	Netherlands
54	Volt Delta International Communications Ltd.	United Kingdom
55	Volt Delta International GmbH	Germany
56	Volt Delta International Pte, Ltd	Singapore
57	Volt Delta International, Limited	United Kingdom
58	Volt Delta Resource Holding, Inc.	Nevada
59	Volt Delta Resources of Mexico, S. de R.L. de C.V.	Mexico
60	Volt Delta Resources, Inc.	Delaware
61	Volt Delta Resources, LLC.	Nevada
62	Volt Directories S.A., Ltd.	Delaware
63	Volt Directory Marketing, Ltd. (5)	Delaware
64	Volt Europe (Belgium) SPRL	Belgium
65	Volt Europe (Deutschland) GmbH	Germany
66	Volt Europe (Espana) S.L.	Spain
67	Volt Europe (France) SARL	France
68	Volt Europe (Germany) GmbH	Germany
69	Volt Europe (Nederland) BV	Netherlands
70	Volt Europe (Switzerland) SA	Switzerland
71	Volt Europe Ceska Rebublika s.r.o	Czech Republic
72	Volt Europe Holdings Limited	United Kingdom
73	Volt Europe Slovakia s.r.o.	Slovakia
74	Volt Europe Temporary Services Limited	United Kingdom
75	Volt Financial Services, Ltd.	Nevada
76	Volt Funding Corp.	Delaware
77	Volt Gatton Holding, Inc.	Delaware
78	Volt Holding Corp.	Nevada
79	Volt Information Sciences (India) Private Limited (6)	India
80	Volt Maintech Limited	Hong Kong
81	Volt Maintech, LLC	Delaware
82	Volt Management Corp.	Delaware
83	Volt Netherlands Holding BV	Netherlands
84	Volt Opportunity Road Realty Corp.	Delaware
85	Volt Orangeca Real Estate Corp.	Delaware
86	Volt Publications, Inc.	Delaware
87	Volt Reach, Inc.	Delaware
88	Volt Real Estate Corporation	Delaware
89	Volt Realty Corp.	Florida
90	Volt Realty Two, Inc.	Nevada
91	Volt Consulting Group Limited	United Kingdom
92	Volt Road Boring Corp.	Florida
93	Volt Service Corporation Pte, Ltd.	Singapore
94	Volt Service K.K.	Japan
95	Volt Services Group (Netherlands) B.V.	Netherlands
96	Volt SRS Limited	Delaware
97	Volt STL Holdings, Inc.	Delaware
98	Volt Technical Corp.	Delaware
99	Volt Telecommunications Group, Inc.	Delaware
100	Volt Temporary Services, Inc.	Delaware
101	Volt Workforce Solutions, Inc.	Delaware

Footnotes

(1)	Except as noted, each named subsidiary is wholly owned, directly or indirectly by Volt Information Sciences, Inc., except that, in the case of certain foreign subsidiaries, qualifying shares may be registered in the name of directors.
(2)	89.9% owned by Volt Asia Enterprises / 00.1% owned by Nuco I / 7.5% owned by Bijal Mehta / 2.5% owned by Pallavi Mehta
(3)	60% owned by People’s Choice Staffing, Inc. / 40% owned by Volt Management Corp.
(4)	49.0% owned by Volt Asia Enterprises/51% owned by Elena Johana Binti Mazlan
(5)	80% owned by Nuco II, Ltd/ 20% owned by Market Access International.
(6)	99.99% owned by Volt Asia Enterprises / 00.01% owned by Nuco I.

2